 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-280580
PROSPECTUS
GDEV INC.

222,516,619 ORDINARY SHARES OFFERED BY SELLING SECURITYHOLDERS
7,750,000 WARRANTS TO PURCHASE ORDINARY SHARES
12,499,993 ORDINARY SHARES ISSUABLE UPON EXERCISE OF
PUBLIC WARRANTS

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of an aggregate of (i) up to 222,516,619 of our ordinary shares, no par value per share (the “ordinary shares”) issued or issuable to the Selling Securityholders, as described below (which includes up to 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 of our warrants issued to certain of the Selling Securityholders), and (ii) up to 7,750,000 of our warrants issued to certain of the Selling Securityholders, as described below, each of which entitles the holder to purchase one ordinary share at an exercise price of $11.50 per ordinary share.
This prospectus also relates to the issuance, from time to time, by GDEV Inc. (together with its subsidiaries, the “Company,” “we,” “us” or “our”) of up to 12,499,993 of our ordinary shares that are issuable upon exercise of public warrants.
The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. However, we cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their securities. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
We will not receive any proceeds from the sale of any securities by the Selling Securityholders. However, we will receive up to an aggregate of $232,874,920 from the exercise of warrants at an exercise price of $11.50 per ordinary share, assuming the exercise in full for cash of all 20,249,993 of our outstanding warrants exercisable for the 20,249,993 ordinary shares issuable hereunder. The holders of the warrants are not obligated to exercise any or all of their warrants, and there is no assurance that they will elect to do so. We will receive the proceeds from any cash exercise of the warrants, but not from the sale of the underlying ordinary shares. If the price of our ordinary shares is below $11.50 (the exercise price of our warrants), holders of our warrants will be unlikely to exercise their warrants, resulting in little to no cash proceeds to us. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. See “Use of Proceeds.” We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”
Our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “GDEV.” On July 9, 2024, the last reported sale price of our ordinary shares as reported on Nasdaq was $2.66 per ordinary share. Our warrants are listed on the Nasdaq under the symbol “GDEVW.” On July 9, 2024, the last reported sale price of our warrants as reported on Nasdaq was $0.06 per warrant.
We may add, update or change information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 6 of this prospectus and the risk factors contained in any document incorporated by reference in this prospectus and any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated July 10, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, the Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the ordinary shares and warrants issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Securityholders may authorize to be delivered or made available to you.
The information contained in this prospectus, any document incorporated by reference in this prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any document incorporated by reference in this prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this prospectus, any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
This prospectus is a combined prospectus pursuant to Rule 429 under the Securities Act which relates to:
(i)   the offer and sale, from time to time, by the selling securityholders named therein of: (A) up to 47,102,791 ordinary shares of the Company (including up to 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 warrants of the Company offered thereby), and (B) up to 7,750,000 warrants of the Company; such ordinary shares and warrants are currently registered and remain unsold under the Company’s registration statement on Form F-1 (File No. 333-259707), first filed with the SEC on September 22, 2021, as subsequently amended (the “PIPE F-1 Registration Statement”), which was declared effective by the SEC on September 27, 2021;
(ii)   the issuance by the Company of 12,499,993 ordinary shares of the Company to holders of the Company’s public warrants upon their exercise; such ordinary shares are currently registered and remain unsold under the Company’s registration statement on Form F-1 (File No. 333-273536), first filed with the SEC on July 31, 2023, as subsequently amended (the “Warrants Exercise F-1 Registration Statement”), which was declared effective by the SEC on August 8, 2023. The ordinary shares registered under the Warrants Exercise F-1 Registration Statement were carried forward from the Company’s registration statement on Form F-4 (File No. 333-257103), first filed with the SEC on June 15, 2021, as subsequently amended (the “F-4 Registration Statement”), which was declared effective by the SEC on July 30, 2021; and
(iii)   the offer and sale, from time to time, by the selling securityholders names therein of up to 175,413,828 ordinary shares of the Company; such ordinary shares are currently registered and remain unsold under the Company’s registration statement on Form F-1 (File No. 333-273539), first filed with the SEC on July 31, 2023, as subsequently amended (the “Founders F-1 Registration Statement” and, together with the PIPE F-1 Registration Statement and the Warrants Exercise F-1 Registration Statement, the “Prior Registration Statements”), which was declared effective by the SEC on August 8, 2023.
The registration statement of which this prospectus forms a part converts the Prior Registration Statements into a registration statement on Form F-3. Pursuant to Rule 429 under the Securities Act, the registration statement of which this prospectus forms a part, which is a new registration statement, also constitutes: (a) post-effective amendment no. 9 to the PIPE F-1 Registration Statement; (b) post-effective amendment no. 3 to the Warrants Exercise F-1 Registration Statement, constituting post-effective amendment no. 5 to the F-4 Registration Statement; and (c) post-effective amendment no. 3 to the Founders F-1 Registration Statement.
Unless otherwise stated or the context otherwise requires, all references to the “Company,” the “Group,” “we,” “us” or “our” refer to the business of GDEV Inc., together with its consolidated subsidiaries as a consolidated entity, and references to the “Issuer” refer solely to GDEV Inc. as a standalone company.
SELECTED DEFINITIONS
The following terms used in this document are defined below, unless the context otherwise requires:
“2021 ESOP” means the Company’s 2021 Employee Stock Option Plan adopted by the Company’s board of directors on November 16, 2021, as amended from time to time.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 31, 2021, as amended on July 17, 2021 and August 11, 2021, by and among Kismet, the Issuer, the Sponsor, solely in its capacity as Kismet’s representative, Nexters Global, Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the representative of the shareholders of Nexters Global prior to the closing of the Transactions, and the shareholders of Nexters Global party thereto.
“BVI” means British Virgin Islands.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Companies Act” means the BVI Business Companies Act, 2004 (as amended).
“Company” means GDEV Inc. (formerly, Nexters Inc.), a British Virgin Islands business company, and its consolidated subsidiaries.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“GDEV” means GDEV Inc. (formerly, Nexters Inc.), a British Virgin Islands business company.
“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Key Company Shareholders” means, collectively, Andrey Fadeev, Boris Gertsovskiy and Everix Investments Limited, a private limited liability company domiciled in Cyprus.
“Kismet” means, prior to the Transactions, Kismet Acquisition One Corp, a company incorporated under the laws of the British Virgin Islands.

“Nasdaq” means the Nasdaq Global Market.
“Nexters Global” means Nexters Global Ltd., a private limited liability company domiciled in Cyprus, and its consolidated subsidiaries.
“PCAOB” means the Public Company Accounting Oversight Board.
“PIPE” means the issuance and sale of newly issued ordinary shares of the Issuer to the certain investors in private placements outside the United States in reliance on Regulation S under the Securities Act consummated substantially concurrently with the closing of the Transactions.
“SEC” means the U.S. Securities Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means Kismet Sponsor Limited, a British Virgin Islands business company.
“Transactions” means the transactions contemplated by the Business Combination Agreement, including, unless the context otherwise requires, the PIPE subscription financing.
“Warrant Agreement” means the warrant agreement governing GDEV’s outstanding warrants, comprising the warrant agreement, dated as of August 5, 2020, between Kismet and Continental Stock Transfer & Trust Company and the assignment, assumption and amendment agreement, dated as of August 25, 2021, by and among Kismet, the Issuer and Continental Stock Transfer & Trust Company.
PRESENTATION OF FINANCIAL INFORMATION
Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.
KEY PERFORMANCE METRICS
Throughout this prospectus, we provide a number of key performance metrics used by our management to manage our business. Our key performance metrics include the following:
•
“Daily Active Users,” or “DAUs,” defined as the number of individuals who played one of the Company’s games during a particular day.

•
“Monthly Active Users,” or “MAUs,” defined as the number of individuals who played a particular game in a calendar month.

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“Monthly Paying Users,” or “MPUs,” defined as the number of individuals who made a purchase of a virtual item at least once on a particular platform in a calendar month.

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“Monthly Payer Conversion,” defined as the total number of MPUs, divided by the number of MAUs.

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“Average Bookings Per Paying User,” or “ABPPU,” defined as the Company’s total Bookings attributable to in-game purchases in a given period, divided by the number of months in that period, divided by the average number of MPUs during the period.

•
“Bookings,” defined as sales contracts generated from in-game purchases and advertising in a given period.

For more information on each of these metrics, see “Item 5. Operating and Financial Review and Prospects — Key Performance Metrics” of our most recent Annual Report on Form 20-F, incorporated by reference into this prospectus.

INDUSTRY AND MARKET DATA
In this prospectus, we present industry data, information and statistics regarding the markets in which we compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available. This information appears in “Summary of the Prospectus” and other sections of this prospectus and the documents incorporated by reference herein.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.
TRADEMARKS
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains (and any document incorporated by reference in this prospectus, and any prospectus supplement, may contain) certain “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements with respect to (i) our revenues, Bookings, performance, strategies, plans, prospects, forecasts and other aspects of our business, (ii) trends in the gaming industry, (iii) our target cohorts and user and the expected arrangement with them, (iv) our projected growth opportunities, including relative to our competitors and (v) other statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.
Such statements are based on current expectations that are subject to risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained or incorporated by reference in this prospectus and contained in any prospectus supplement are based our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions. Many factors could cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus and contained in any prospectus supplement, including among other things:
•
our ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

•
our ability to enhance our product offering and monetization techniques to achieve significant customer lifetime value;

•
our ability to improve and expand available traffic channels as well as open and utilize new ones to effectively acquire paying users;

•
changes in general economic or political conditions in the countries or regions in which we operate;

•
changes, conditions or effects that generally affect the mobile game industry;

•
our potential inability to achieve our projected Bookings growth and build the scale of our platform;

•
our potential inability to maintain our current revenue stream and our relationships with players and advertisers;

•
our potential inability to execute our M&A strategy;

•
the enforceability of our intellectual property and protection of our proprietary information;

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the risk to our business, operations and plans if internal processes and information technology systems are not properly maintained and risks associated with our operational reliance on third parties, including third-party platforms and infrastructure;

•
the risk to our business, operations and plans from cyber-attacks or other privacy or data security incidents;

•
the ability to maintain the listing of our securities on a recognized securities exchange;

•
changes in the competitive and regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations (including data privacy, cybersecurity and tax laws and regulations) affecting our business and changes in our capital structure;

•
the risk of downturns and a changing regulatory landscape in the highly competitive industry in which we operate;

•
the effect of global epidemics and contagious disease outbreaks, including COVID-19, and public perception thereof;

•
volatility in the price of our securities, including as a result of sales of substantial number of shares into the public market by holders of our securities; and

•
the other matters described in the section titled “Risk Factors.”

The foregoing list of factors is not exhaustive. The forward-looking statements contained or incorporated by reference in this prospectus and contained in any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus, any document incorporated by reference in this prospectus, any applicable prospectus supplement, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other information incorporated by reference in this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.
Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” the “Group,” “we,” “us” or “our” refer to the business of GDEV Inc., together with its consolidated subsidiaries as a consolidated entity, and references to the “Issuer” refer solely to GDEV Inc. as a standalone company.
The Company
We build mobile, web and social games for millions of players to enjoy globally. We are one of the top five independent mobile game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases in 2023, net of platform fees, according to data provided by data.ai. Our games are free to play, and we continuously innovate our games to provide novel, curated in-game content to our users at optimal points in their game journeys.
Our core product offering, Hero Wars, offers a suite of games across mobile, social and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG genre, with 5.6 million MAUs across more than 70 countries in 2023. In 2023, Hero Wars ranked 7th on Android and 6th on iOS according to data provided by AppMagic.
Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. In particular, between 2018 and 2021, we achieved 13 times’ growth in Bookings and as of December 31, 2022, our cumulative all time Bookings crossed the $1.5 billion mark. We benefit from predictable cohorts and a loyal base of core players, which supports our ability to sustain our monetization per user. In the year ended December 31, 2023, cohorts from previous periods accounted for approximately 72% of our Bookings for our core product, Hero Wars.
Since our formation over a decade ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for our new and existing games. In 2022, we entered into agreements to acquire four separate gaming studios to expand our portfolio of midcore games, enlarge our player base and expand into new genres. We plan to further expand gameplays within our current products as well as work towards new game offerings.
Our headquarters are in Cyprus. As of December 31, 2023, we had 726 employees. Our revenue for the years ended December 31, 2023 and 2022 was $464.5 million and $479.7 million, respectively, and our Bookings1 for the same periods were $421.6 million and $449.4 million, respectively. We recorded net cash flows generated from operating activities of $17.9 million and $116.1 million for the years ended December 31, 2023 and 2022, respectively. Our total comprehensive income net of tax for the years ended December 31, 2023 and 2022 was $48.0 million and $10.7 million, respectively.
Corporate Information
GDEV Inc. (formerly, Nexters Inc.), “GDEV” or the “Issuer”, is a business company incorporated under the laws of the British Virgin Islands on January 27, 2021. GDEV was formed for the sole purpose of effectuating the Transactions contemplated by the Business Combination Agreement, including the merger of Kismet Acquisition One Corp. (“Kismet”) into the Issuer and the acquisition by the Issuer of all the issued and outstanding share capital of Nexters Global Ltd. (“Nexters Global”). The Transactions were consummated on August 26, 2021.

1
For a definition of Bookings, see “— Key performance metrics — Bookings.”

Prior to the Transactions, GDEV had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Upon the closing of the Transactions, the Issuer became the direct parent of Nexters Global, a developer of mobile, web, and social games.
On June 21, 2023, GDEV filed a Certificate of Name Change with the Registrar of Corporate Affairs of the British Virgin Islands to change its name from “Nexters Inc.” to “GDEV Inc.” The name change was effective as of the date of filing of the Certificate of Name Change. The name change reflects the evolution of the Company as a holding company focused on the growth of its diversified portfolio of studios and franchises. GDEV’s ordinary shares and warrants continue to trade on Nasdaq as “GDEV” and “GDEVW”, respectively, under the same CUSIPs and ISIN numbers as prior to the name change.
The principal executive office of GDEV is 55, Griva Digeni, 3101, Limassol, Cyprus, and the telephone number of GDEV is +35722580040. The website address of GDEV is: https://gdev.inc. The information contained on the website does not form a part of, and is not incorporated by reference into, this prospectus.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:
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an exemption that allows the inclusion in an initial public offering registration statement of only two years of audited financial statements and selected financial data and only two years of related disclosure;

•
reduced executive compensation disclosure;

•
exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

•
an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

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an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

We may choose to take advantage of some but not all of these reduced reporting burdens.
We will remain an emerging growth company until the earliest of:
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the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

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the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;

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the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

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the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow BVI law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•
Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
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the majority of our executive officers or directors are U.S. citizens or residents;

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more than 50% of our assets are located in the United States; or

•
our business is administered principally in the United States.

SUMMARY TERMS OF THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our ordinary shares and warrants.
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this prospectus or contained in any applicable supplement.
Ordinary Shares and Warrants
Ordinary shares offered by the Selling Securityholders
up to 222,516,619 of ordinary shares of GDEV, no par value per share, including:
•
5,000,000 ordinary shares issued in the PIPE;

•
5,000,000 ordinary shares issued to the Sponsor in a private placement;

•
6,750,000 ordinary shares issued to the Sponsor in the Merger;

•
11,743,824 ordinary shares issued to certain former shareholders of Nexters Global in connection with the Transactions;

•
up to 7,750,000 ordinary shares issuable upon the exercise of up to 7,750,000 warrants;

•
153,981,552 ordinary shares issued to the Key Company Shareholders in connection with the Transactions;

•
19,999,998 ordinary shares issuable to former shareholders of Nexters Global as deferred consideration under the Business Combination Agreement; and

•
16,500 ordinary shares held by our chief financial officer, Alexander Karavaev.

Warrants offered by the Selling Securityholders
up to 7,750,000 warrants of GDEV, comprising:
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5,125,000 warrants issued to the Sponsor in connection with the Transactions;

•
1,000,000 warrants issued to the Sponsor in a private placement; and

•
1,625,000 warrants transferred by to the Sponsor to the PIPE Investors in private placements.

Ordinary shares issuable by us upon exercise of public warrants up to 12,499,993 ordinary shares of GDEV, no par value, issuable upon exercise of 12,499,993 of our public warrants issued to the former securityholders of Kismet in connection with the Transactions.
Ordinary shares issued and outstanding
181,063,746

Warrants issued and outstanding
20,249,993
Ordinary shares outstanding and on a diluted basis assuming the exercise of all outstanding options and warrants exercisable as of the date of this prospectus or within sixty (60) days thereof
202,326,012
Principal terms of warrants
Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share, subject to adjustment as described herein. The warrants will expire at 5:00 p.m., New York City time on August 26, 2026, or earlier upon liquidation or, if permitted, redemption.
Use of proceeds
All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.
However, we will receive up to an aggregate of $232,874,920 from the exercise of warrants at an exercise price of $11.50 per ordinary share, assuming the exercise in full for cash of all 20,249,993 of our outstanding warrants exercisable for the 20,249,993 ordinary shares issuable hereunder.
Dividend policy
GDEV has never declared or paid any cash dividends. It is presently intended that GDEV will retain its earnings for use in business operations. GDEV’s board of directors will consider whether or not to institute a dividend policy and/or to pay a special dividend from time to time. GDEV has not identified a paying agent. See “Dividend Policy.”
Risk factors
Investing in our ordinary shares involves a high degree or risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.
Market for our ordinary shares and warrants
Our ordinary shares and warrants are listed on the Nasdaq under the symbols “GDEV” and “GDEVW”, respectively.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus, as well as the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our ordinary shares and/or warrants could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

USE OF PROCEEDS
All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities.
We will receive up to an aggregate of $232,874,920 from the exercise of warrants at an exercise price of $11.50 per ordinary share, assuming the exercise in full for cash of all 20,249,993 of our outstanding warrants exercisable for the 20,249,993 ordinary shares issuable hereunder. The holders of the warrants are not obligated to exercise any or all of their warrants, and there is no assurance that they will elect to do so. If the price of our ordinary shares is below $11.50 (the exercise price of our warrants), holders of our warrants will be unlikely to exercise their warrants, resulting in little to no cash proceeds to us. We will receive the proceeds from any cash exercise of the warrants, but not from the sale of the underlying ordinary shares. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of the warrants.
We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY
GDEV has never declared or paid any cash dividends. It is presently intended that GDEV will retain its earnings for use in business operations. GDEV’s board of directors will consider whether or not to institute a dividend policy and/or to pay a special dividend from time to time. GDEV has not identified a paying agent.

CAPITALIZATION
The following table sets forth our cash and capitalization as of December 31, 2023. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus, as well as the financial information included in any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.
As of December 31, 2023
(US$ in thousands)
Cash(1)	71,798
Total indebtedness	—
Equity
Additional paid-in capital(1)	25,531
Share-based payments reserve(1)	143,593
Translation reserve(1)	5,143
Accumulated deficit(1)	(274,079)
Total equity(1)	(99,812)
Total capitalization(2)	(99,812)

(1)
As reported on the Company’s audited consolidated statement of financial position as at December 31, 2023, incorporated by reference into this prospectus.

(2)
Total capitalization is the sum of total indebtedness and total equity.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our amended and restated memorandum and articles of association and the Warrant Agreement, each of which is an exhibit to the registration statement of which this prospectus is a part. We urge you to read the applicable provisions of British Virgin Islands law, our amended and restated memorandum and articles of association and the Warrant Agreement carefully and in their entirety for a complete description of the rights and preferences of our securities.
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to GDEV Inc. as a standalone company.
GDEV Ordinary Shares
We are a company incorporated in the British Virgin Islands as a business company (Company Number 2053442) and our affairs are governed by the provisions of our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time (“M&A”), and the BVI Business Companies Act, 2004, as amended (the “Companies Act”), and the applicable laws of the BVI (including applicable common law).
Our M&A authorizes us to issue an unlimited number of shares consisting of one class of ordinary shares of the Company, no par value per share. A copy of our M&A, effective on August 19, 2021 is filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.
The following description of our authorized shares and our constitutional rules under our M&A is qualified in its entirety by reference to our M&A.
Amended and Restated Memorandum and Articles of Association
The following discussion describes our M&A:
Objects and Purposes, Register, and Shareholders
Subject to the Companies Act and our M&A, our objects and purposes are unlimited. Our register of members is maintained by Continental Stock Transfer & Trust Company, our transfer agent. The entry of the name of a person in the register of members as a holder of a share in a BVI company is prima facie evidence that legal title in the share vests in that person. Under the Companies Act, a BVI company may treat the registered holder of a share as the only person entitled to (i) exercise any voting rights attaching to the share, (ii) receive notices, (iii) receive a distribution in respect of the share and (iv) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where a shareholder’s shares are registered in the name of a nominee, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.
Directors’ Powers
Under the Companies Act, and as confirmed in the Company’s M&A, the Company’s business and affairs are managed by, or under the direction or supervision of, its directors, and the directors generally have all powers necessary to manage the Company. In accordance with, and subject to, our M&A, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.
A director must disclose any interest he has on any proposal, arrangement or contract to be entered into by the Company. Under the Companies Act, an interested director may (subject to the M&A) vote on a transaction in which he has an interest. Under our M&A, however, where a director is interested in a matter, any majority approving such matter must include a majority of the disinterested directors. It is also possible for a majority of disinterested directors to make a determination that a director may be considered to be interested in a matter, following which that director will be treated as being interested in the matter and will not be able to vote thereon.
Rights, Preferences and Restrictions of Ordinary Shares
Our directors may, by Supermajority Resolution of Directors (as defined below), adopt or amend a dividend policy for the Company and may authorize dividends at such time and in such amount as they determine (provided that, after payment of such dividend, the Company will pass the ‘solvency test’, as described below). The term “Supermajority Resolution of Directors” means a resolution of the directors of the Company passed by the entire board of directors, or by the entire board of directors minus one director. For these purposes, ‘entire board of directors’ is construed as not including any directors who are interested in a transaction.
Each ordinary share is entitled to one vote. In the event of a liquidation or dissolution of the Company, the holders of ordinary shares are entitled to share ratably in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company. There are no sinking fund provisions applicable to our ordinary shares, nor are holders of fully-paid shares liable for any capital calls by the Company. Subject to the provisions of the Companies Act, we may, (subject to the M&A) with the consent of the relevant shareholder and subject to the approval of the directors in a Supermajority Resolution of Directors, repurchase our ordinary shares in certain circumstances provided always that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities, and (ii) the Company is able to pay its debts as they fall due.
Variation of the Rights of Shareholders
As permitted by the Companies Act and in accordance with our M&A, the rights attached to shares of the Company may only, whether or not the Company is being wound up, be varied by a resolution passed at a meeting of the shareholders by the holders of more than fifty percent (50%) of the ordinary shares present at a duly convened and constituted meeting of the shareholders which were present at the meeting and voted.
Shareholder Meetings
In accordance with, and subject to, our M&A, (i) any director of the Company may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable (and the director convening a meeting of shareholders must fix in the notice of the meeting the record date for determining those shareholders that are entitled to vote at the meeting); and (ii) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors must convene a meeting of shareholders. In accordance with, and subject to, our M&A, (a) the director convening a meeting must give not less than 30 nor more than 60 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of shareholders of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 80% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting will constitute waiver in relation to all of the ordinary shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the ordinary shares or class or series of ordinary shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, at the discretion of the chairman of the board of directors, will be dissolved or stand adjourned to a business day in the jurisdiction in which the meeting was to have been held at the same time and place. The quorum for such adjourned meeting (which must be reached within one hour of the appointed time for the meeting) is one third of the votes of the ordinary shares or class or series of ordinary shares entitled to vote on resolutions of shareholders to be considered at the meeting; if such quorum is not reached, the meeting will either be dissolved or stand further adjourned, at the discretion of the chairman of the board of directors.
Dividends
As considered above under “— Rights, Preferences and Restrictions of Ordinary Shares,” our directors may, by Supermajority Resolution of Directors, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for ordinary shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not required to pay dividends under BVI law. In accordance with, and subject to, our M&A, no dividend will bear interest as against the Company.
Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer of Shares
Any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). Our M&A also (save as otherwise provided therein) provide that (a) where ordinary shares of the Company are listed on the Nasdaq or any other stock exchange or automated quotation system on which the ordinary shares are then traded, shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on such exchange or system, or (b) uncertificated shares may be transferred by means of a system utilized for the purposes of holding and transferring shares in uncertificated form (the “Relevant System”), and that the operator of the Relevant System will act as agent of the shareholders for the purposes of the transfer of any uncertificated shares.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our M&A governing the ownership threshold above which shareholder ownership must be disclosed.
Changes in Authorized Shares
We are authorized to issue an unlimited number of shares which will have the same rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:
•
consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares; or

•
cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Pre-emption Rights
There are no pre-emption rights applicable to the issuance of new shares under our M&A.

Summary of Certain Significant Provisions of the Companies Act
The Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the Companies Act, negated or modified in our M&A in accordance with the Companies Act).
Mergers, Consolidations and Similar Arrangements
The Companies Act provides for mergers as that expression is understood under U.S. corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies, referred to as the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, referred to as the consolidated company. The procedure for a merger or consolidation between our Company and another company (which need not be a BVI company) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of shareholders (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum or articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum or articles, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The BVI company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the Registrar. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it must file the additional instruments required under Section 174(2)(b) of the Companies Act. The Registrar then (if he or she is satisfied that the requirements of the Companies Act have been complied with) registers, in the case of a merger, the articles of merger and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the M&A of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.
As soon as a merger or consolidation becomes effective (inter alia), (i) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (ii) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger; (iii) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (iv) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (v) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (vi) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (a) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be, or (b) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except in so far as the laws of the other jurisdiction otherwise provide.
The Registrar must strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this will not apply to a foreign company).
If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the Companies Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of a majority in number of the shareholders, representing not less than 75% of the votes of the shares or class of shares. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.
Continuation into a Jurisdiction Outside the BVI
In accordance with, and subject to, our M&A, the Company may by resolution of shareholders or by a resolution of directors continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. In the event that the Company is continued under the laws of a jurisdiction outside the BVI, (i) the Company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (ii) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the Company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (iii) no proceedings, whether civil or criminal, pending by or against the Company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (iv) service of process may continue to be effected on the registered agent of the Company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the Companies Act.
Directors
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), for so long as Everix has at least 50% of its ‘Initial Holding’ (which is the number of shares held by Everix immediately after the consummation of the Transactions) it is entitled to appoint two directors to the board. If Everix were to sell its shares such that it had 25 – 50% of its Initial Holding this would decrease to the number of directors it is entitled to appoint to one director; below 25% there are no appointment rights. Mr. Andrey Fadeev and Mr. Boris Gertsovskiy (collectively, “FG”) have the same rights, acting together and with the number of shares they each hold aggregated for the purposes of calculating their Initial Holding and subsequent percentages thereof.
Other directors of the Company are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine. Each director holds office until the Company’s next annual general meeting immediately following their appointment, or until their earlier disqualification, death, resignation or removal. Our directors do not have a retirement age requirement under our M&A. A director, other than one appointed by Everix or FG, may be removed from office by resolution of shareholders. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director must resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Companies Act. A director is not required to hold shares as a qualification to office.

In accordance with, and subject to, our M&A, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director (including by email having obtained electronic delivery confirmation thereof); (b) the directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides; (c) a director must be given not less than five days’ notice of meetings of directors, but a meeting of directors held without five days’ notice having been given to all directors will be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting (and the presence of a director at a meeting will constitute waiver by that director), and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors unless there are only two directors in which case the quorum is two; (e) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted; or (ii) in the form of written resolution by a majority of the directors, save where a resolution must be passed as a Supermajority Resolution of Directors (which may be passed at a meeting or in writing but in which case the requisite majority is all of the board of directors, or all of the board of directors minus one, with interested directors being discounted for all purposes).
Indemnification of Directors
In accordance with, and subject to, our M&A (including the limitations detailed therein), the Company may at any time enter into one or more indemnification agreements with any person who (a) may be a party or may be threatened to be made a party to any proceeding (howsoever defined in the relevant agreement) by reason of the fact that such person is or was a director, officer, employee, contractor or adviser of the Company, or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another ‘Enterprise’ (as defined in the M&A). The ability of the Company to indemnify any person with whom the Company has entered into such an agreement with is limited by the Companies Act, in that such indemnification is only lawful where the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the indemnified person had no reasonable cause to believe that his conduct was unlawful.
In accordance with, and subject to, our M&A, the Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit or surety bond in relation to any person who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in the M&A.
Directors and Conflicts of Interest
In accordance with, and subject to, our M&A, no director will, by reason of such director holding the office of director, be accountable to the Company for any benefit which he derives from any transaction in which he may have an interest and no such transaction will be liable to be avoided on the grounds of any such interest or benefit, provided such director must, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board.
Shareholders’ Suits
The enforcement of the Company’s rights will ordinarily be a matter for its directors.
In certain circumstances, a shareholder has the right to seek various remedies against a BVI company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a BVI company engages, proposes to engage in, or has engaged in conduct that contravenes the provisions of the Companies Act or the M&A of the company, the BVI court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the Companies Act or the memorandum or articles of association.
Furthermore, pursuant to Section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholder.
The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which contravenes the Companies Act or the company’s M&A, the court can issue a restraining or compliance order. Under Section 184G of the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. A shareholder also pursuant to Section 184C of the Companies Act may, with the leave of the BVI court, bring proceedings or intervene in proceedings in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant leave to bring a derivative action where the following circumstances apply:
•
the company does not intend to bring, diligently continue or defend or discontinue proceedings; or

•
it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters:
•
whether the shareholder is acting in good faith;

•
whether a derivative action is in the company’s interests, taking into account the directors’ views on commercial matters;

•
whether the proceedings are likely to succeed;

•
the costs of the proceedings in relation to the relief likely to be obtained; and

•
whether an alternative remedy is available.

Any shareholder of a company may apply to the BVI court under the Insolvency Act, 2003 of the BVI (the “Insolvency Act”) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.
Appraisal Rights
The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a compulsory redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the votes of the outstanding shares of the company pursuant to the terms of Section 176 of the Companies Act; and (v) an arrangement, if permitted by the BVI court.
Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. For example, under the rule established in the

English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:
•
a company is acting or proposing to act illegally or beyond the scope of its authority;

•
the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•
the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•
those who control the company are perpetrating a “fraud on the minority.”

Share Repurchases and Redemptions
As permitted by the Companies Act and subject to our M&A, shares may be repurchased, redeemed or otherwise acquired by us with shareholder consent and with the prior approval of the directors in a Supermajority Resolution of Directors. Unless the redemption or repurchase is being effected pursuant to a right of the relevant shareholder to have their shares repurchased or redeemed, our directors will need to determine that, immediately following the redemption or repurchase, we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our M&A and to any applicable requirements imposed from time to time by the SEC, the Nasdaq or any other stock exchange on which our securities are listed.
Inspection of Books and Records
Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar, including the company’s certificate of incorporation, its memorandum and articles of association (with any amendments thereto), records of license fees paid to date, any articles of dissolution, any articles of merger, and a register of charges created by the company (if the company has elected to file such a register or an applicable charge has caused the same to be filed).
A shareholder of a company is entitled, on giving written notice to the company, to inspect:
(i)
the memorandum and articles of association;

(ii)
the register of members;

(iii)
the register of directors; and

(iv)
the minutes of meetings and resolutions of shareholders and of those classes of shares of which he is a shareholder.

In addition, a shareholder may make copies of or take extracts from the documents and records referred to in (i) through (iv) above. However, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a shareholder to inspect any document, or part of any document, specified in (ii), (iii) or (iv) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the High Court of the BVI for an order that he should be permitted to inspect the document or to inspect the document without limitation.
Our registered agent is FFP (BVI) Limited of 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. The Company is required to keep a copy of its register of members and register of directors at the offices of its registered agent in the BVI, and the Company is required to notify any changes to the originals of such registers (assuming the originals are held elsewhere)

to the registered agent, in writing, within 15 days of any change and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.
Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.
The Company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.
Dissolution; Winding Up
As permitted by the Companies Act and subject to our M&A, we may be voluntarily liquidated and dissolved under Part XII of the Companies Act by a Supermajority Resolution of Directors or by a resolution of shareholders passed at a meeting of the shareholders by at least 85% of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.
We also may be wound up and dissolved in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.
Anti-Money Laundering Laws
In order to comply with legislation and regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers of newly issued ordinary shares to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person. We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to his or her attention in the course of his or her business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Exchange controls
We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders holders who do not reside in the BVI.
Material Differences in BVI Law and our Amended and Restated M&A and Delaware Law
Our corporate affairs are governed by our amended and restated M&A and the provisions of applicable BVI law, including the Companies Act and BVI common law. The Companies Act differs from laws applicable to U.S. corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the Companies Act (together with the relevant provisions of our M&A) and the Delaware General Corporation Law relating to shareholders’ rights.

Shareholder Meetings
BVI	Delaware

•
In accordance with, and subject to, our M&A, (a) any director of the company may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.

• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.
• May be held inside or outside the BVI.	• May be held inside or outside Delaware.

•
In accordance with, and subject to, our M&A, (a) the director convening a meeting shall give not less than 30 days’ nor more than 60 days’ written notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting, and the other directors; and (b) the director convening a meeting of shareholders shall fix in the notice of the meeting the record date for determining those shareholders that are entitled to vote at the meeting.

•
Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholder’s Voting Rights
BVI	Delaware

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

• Any person authorized to vote may authorize another person or persons to act for him by proxy.

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the ordinary shares or class or series of ordinary shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, at the discretion of the

•
The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

BVI	Delaware
chairman of the board of directors, shall be dissolved or stand adjourned to a business day in the jurisdiction in which the meeting was to have been held at the same time and place.

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is demanded by any shareholder present in person or by proxy, or by the Chairman. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

•
In accordance with, and subject to, our M&A, (a) the rights attached to ordinary shares as specified in the M&A may only, whether or not the company is being wound up, be varied with the consent in writing of the holders of not less than one half of the issued shares of that class.

• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), the Company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors (inter alia): (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders.

• The certificate of incorporation or bylaws may provide for cumulative voting.
Directors
BVI	Delaware

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), for so long as Everix has at least 50% of its ‘Initial Holding’ (which is the number of shares held by Everix immediately after the consummation of the Transactions) it is entitled to appoint two directors to the board. If Everix were to sell its shares such that it had 25 – 50% of its Initial Holding this would decrease to the

• Number of board members shall be fixed by the by laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

BVI	Delaware

number of directors it is entitled to appoint to one director; below 25% there are no appointment rights. Mr. Andrey Fadeev and Mr. Boris Gertsovskiy (collectively, “FG”) have the same rights, acting together and with the number of shares they each hold aggregated for the purposes of calculating their Initial Holding and subsequent percentages thereof.
Other directors of the Company are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine. Each director holds office until the Company’s next annual general meeting immediately following their appointment, or until their earlier disqualification, death, resignation or removal. A director, other than one appointed by Everix or FG, may be removed from office by resolution of shareholders. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Companies Act. A director is not required to hold shares as a qualification to office.

Fiduciary Duties
BVI	Delaware
• Directors owe duties at both common law and under statute including as follows:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
• Duty to act honestly and in good faith and in what the director believes to be in the best interests of the company;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
• Duty to exercise powers for a proper purpose and directors shall not act, or agree to the Company acting, in a manner that contravenes the Companies Act or the M&A;

•
The Companies Act provides that a director of a company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is

• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

BVI	Delaware

between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders or (b) the company received fair value for the transaction.

Shareholder’s Derivative Actions
BVI	Delaware

•
Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the leave of the BVI court, bring proceedings or intervene in proceedings in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant leave to bring a derivative action where the following circumstances apply:

•
In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

• the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

•
it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole. When considering whether to grant leave, the BVI court is also required to have regard to the following matters:

• Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.
(i) whether the shareholder is acting in good faith;
(ii) whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;
(iii) whether the action is likely to succeed;
(iv) the costs of the proceedings in relation to the relief likely to be obtained; and
(v) whether an alternative remedy to the derivative claim is available.
Warrants
Public Warrants
General; Form and Register
As of December 31, 2021, we had 12,499,993 public warrants issued and outstanding, calling for 12,499,993 of our ordinary shares issuable upon exercise (at the price per share specified below) of the warrants. Our warrants are listed on the Nasdaq Global Market under the trading symbol “GDEVW”. Our warrants under the Warrant Agreement may be certificated or uncertificated, but may only be issued in registered form. Our warrant register is maintained by Continental Stock Transfer & Trust Company, our warrant agent, which entered the name of Cede & Co. in our warrant register as nominee for each of the warrant holders holding public warrants. Furthermore, as of December 31, 2021, we had 1,000,000 forward purchase warrants issued and outstanding, calling for 1,000,000 of our ordinary shares issuable upon exercise (at the price per share specified below) of the warrants. The forward purchase warrants were issued and sold to the Sponsor under the A&R Forward Purchase Agreement and have the same terms as the public warrants.
Terms and Exercise of Warrants
Each whole warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, which became exercisable commencing on September 25, 2021. The Company in its sole discretion may lower the exercise price per share at any time prior to the expiration of the warrants for a period of not less than 20 business days; provided, however, that the Company must provide at least 20 business days prior written notice of such reduction to the registered holders of the warrants; and provided, further, that any such reduction must be applied consistently to all of the warrants. The warrants will expire at 5:00 p.m., New York City time on August 26, 2026, or earlier upon redemption or liquidation.
Warrants may be exercised only for a whole number of ordinary shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the warrant holder.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 65% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders.
We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless the ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
With respect to the 12,499,993 warrants included in Kismet units sold to the public in Kismet’s initial public offering, we have filed with the SEC a registration statement on Form F-4 (File No. 333-257103) (the “F-4 Registration Statement”) for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of those warrants. The F-4 Registration Statement was declared effective on July 30, 2021. Such ordinary shares registered under the F-4 Registration Statement were carried forward to the Company’s regulation statement on Form F-1 (File No. 333-273536) (the “Warrants Exercise F-1 Registration Statement”), which was declared effective on August 8, 2023.
With respect to the 7,750,000 warrants issued in private placements, we have filed with the SEC a registration statement on Form F-1 (File No. 333-259707) (the “PIPE F-1 Registration Statement”) for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of those warrants. The F-1 Registration Statement was declared effected on September 27, 2021.
The registration statement of which this prospectus forms a part constitutes a post-effective amendment to each of the Warrants Exercise F-1 Registration Statement (as well as the F-4 Registration Statement, to which the Warrants Exercise F-1 Registration Statement itself constitutes a post-effective amendment) and the PIPE F-1 Registration Statement. We will use our commercially reasonable efforts to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if ordinary shares are at the time of any exercise of a warrant not listed on a U.S. national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under applicable blue sky laws to the extent an exemption is available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption
Redemption of warrants when the price per ordinary share equals or exceeds $18.00.   With the warrants’ having become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per ordinary share equals or exceeds $10.00.   With the warrants’ having become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our ordinary shares (as defined below) except as otherwise described below;

•
if, and only if, the Reference Value (as defined above under “— Redemption of warrants when the price per ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”); and

•
if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), any outstanding private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted.
	Fair Market Value of Ordinary Shares
Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361

	Fair Market Value of Ordinary Shares
Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any ordinary shares.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer ordinary shares than they would have received if they had chosen to wait to exercise their warrants for ordinary shares if and when such ordinary shares were trading at a price higher than the exercise price of $11.50.
No fractional ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of ordinary shares to be issued to the holder.
Redemption Procedures.   In the event the Company elects to redeem all of the warrants, the Company must fix a date for the redemption. Notice of redemption must be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the redemption date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the warrant register. Any notice mailed in such manner will be conclusively presumed to have been duly given whether or not the registered holder received such notice.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding ordinary shares is increased by a dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.
Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
Applicable Law
The validity, interpretation, and performance of the warrants and the Warrant Agreement is governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.
Private Placement Warrants
As of December 31, 2021, we had 6,750,000 private placement warrants issued and outstanding, calling for 6,750,000 of our ordinary shares issuable upon exercise (at the price per share specified above under “—  Public Warrants — Terms and Exercise of Warrants”) of the warrants. As of December 31, 2021, the Sponsor held 6,125,000 of our private placement warrants which are registered with the SEC on the F-1 Registration Statement that was declared effected on September 27, 2021.
So long as they are held by the initial purchasers (including the Sponsor) or their permitted transferees (including the PIPE Investors), the private placement warrants (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. Once the private placement warrants are transferred to holders other than the initial purchasers or their permitted transferees, the terms of the private placement warrants will be identical to those of the public warrants in all respects. Accordingly, they will become redeemable by us and be exercisable by the holders only on the same basis as the public warrants.

Except as described under “— Public Warrants — Redemption — Redemption of warrants when the price per ordinary share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because, so long as the Sponsor remains affiliated with us, its ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike our public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Transfer Agent
Our transfer agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004-1561.
Warrant Agent
Our warrant agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004-1561.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and sale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of: (i) up to 222,516,619 of our ordinary shares, no par value per share, issued or issuable to the Selling Securityholders, as described below; and (ii) up to 7,750,000 of our warrants issued to certain of the Selling Securityholders, as described below.
The securities subject to resale by the Selling Securityholders include:
(i)   (A) 5,000,000 ordinary shares issued to certain institutional investors in private placements pursuant to the PIPE (as defined herein) consummated in connection with the Transactions, (B)(1) 6,750,000 ordinary shares issued to the Sponsor in connection with the Transactions and (2) 5,000,000 ordinary shares issued to the Sponsor in a private placement consummated in connection with the Transactions, (C) 11,743,824 ordinary shares issued to certain former shareholders of Nexters Global in connection with the Transactions, (D)(1) 5,125,000 warrants issued to the Sponsor in connection with the Transactions and (2) 1,000,000 warrants issued to the Sponsor in a private placement consummated in connection with the Transactions, (D) 1,625,000 warrants transferred by the Sponsor to certain institutional investors in private placements pursuant to the PIPE consummated in connection with the Transactions, and (E) 7,750,000 ordinary shares issuable by us upon exercise of such 7,750,000 warrants (in aggregate); and
(ii)   (A) 153,981,552 ordinary shares issued to the Key Company Shareholders (as defined herein) in connection with the Transactions, (B) 19,999,998 ordinary shares issuable to former shareholders of Nexters Global as deferred consideration payable pursuant to the Business Combination Agreement, and (C) 16,500 ordinary shares held by our chief financial officer, Alexander Karavaev.
The following table sets forth the names of the Selling Securityholders, the number of ordinary shares and warrants owned by each of them as of the date of this prospectus, the maximum number of ordinary shares (assuming the issuance of all ordinary shares issuable to such Selling Securityholder, other than upon the exercise of options and warrants) and warrants which may be offered pursuant to this prospectus, and the number and percentage of ordinary shares and warrants to be beneficially owned by each Selling Securityholder assuming all of the ordinary shares and warrants which may be offered by such Selling Securityholder pursuant to this prospectus are sold.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their ordinary shares, or warrants, as applicable. The Selling Securityholders may offer all or part of the ordinary shares, or warrants for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the Selling Securityholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares or warrants, as applicable, that will be held by the Selling Securityholders after an offering can be provided. A Selling Securityholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the ordinary shares or warrants sold by the Selling Securityholders.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the ordinary shares by each Selling Securityholder includes ordinary shares underlying the options and warrants held by such Selling Securityholder that are currently exercisable or convertible or exercisable or convertible within sixty (60) days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.
Except as described in the footnotes to the table below, none of the Selling Securityholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. This information is based upon information provided by the Selling Securityholders. Selling Securityholders information for each additional Selling Securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s ordinary shares or warrants, as applicable, pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholders and the number of ordinary shares or warrants, as applicable, registered on its behalf.
	Ordinary Shares				Warrants
Name of Selling Securityholder	Shares Owned Before the Offering(1)	Shares Owned Before the Offering (%)(2)	Shares to be Sold(3)	Shares Owned After the Offering(4)	Shares Owned After the Offering (%)	Warrants Owned Before the Offering	Warrants Owned Before the Offering (%)(5)	Warrants to be Sold	Warrants Owned After the Offering
PIPE Investors
Mubadala Investment Company(7)	3,312,500	1.8%	2,500,000	—	—	812,500	4.0%	812,500	—
VPE FUND I LP(8)	3,312,500	1.8%	2,500,000	—	—	812,500	4.0%	812,500	—
Sponsor
Kismet Sponsor Limited(9)	17,875,000	9.5%	11,750,000	—	—	6,125,000	30.2%	6,125,000	—
Key Company Shareholders
Andrey Fadeev(10)	39,790,076	22.0%	44,296,712	—	—	—	—	—	—
Boris Gertsovskiy(11)	29,790,076	16.5%	34,296,712	—	—	—	—	—	—
Everix Investments Limited(12)	74,401,400	41.1%	82,828,126	—	—	—	—	—	—
Company Employees
Andrey Chiriskiy(13)	6,180,452	3.4%	6,880,452	—	—	—	—	—	—
Tatiana Kostrikova(14)	1,015,843	—	1,215,843	—	—	—	—	—	—
Oleksandr Morozov(15)	0	—	20,000	—	—	—	—	—	—
Dmitrii Philippov(16)	0	—	40,000	—	—	—	—	—	—
Anton Reinhold(17)	3,531,686	2.0%	3,931,686	—	—	—	—	—	—
Nikolay Yastrebov(18)	1,015,843	*	1,215,843	—	—	—	—	—	—
Former Company Employees
Georgii Kondratev(19)	0	—	200,000	—	—	—	—	—	—
Aleksandr Ivanov(20)	0	—	400,000	—	—	—	—	—	—
Nidelor Limited(21)	0	—	200,000	—	—	—	—	—	—
Vladimir Suchkov(22)	1,765,843	*	200,000	1,765,843	*	—	—	—	—
Chief Financial Officer
Alexander Karavaev(23)	416,500(24)	*	16,500	400,000	*	—	—	—	—
Total	182,407,719	96.4%	192,491,874	2,165,843	*	7,750,000	38.3%	7,750,000	—

*
Less than one percent (1%)

(1)
The number of ordinary shares listed for each Selling Securityholder is based on the ordinary shares held by such Selling Securityholder as a registered shareholder of the Company as of the date of this prospectus, but assumes the exercise of all options and warrants held by such Selling Securityholder and exercisable as of the date of this prospectus or within sixty (60) days thereof.

(2)
In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such Selling Securityholders as of the date of this prospectus and the number of ordinary shares issuable upon the exercise of options and warrants held by such Selling Securityholder and exercisable as of the date of this prospectus or within sixty (60) days thereof, if any; and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding as of the date of this prospectus and the number of ordinary shares issuable upon the exercise of options and warrants held by such Selling Securityholder and exercisable as of the date of this prospectus or within sixty (60) days thereof, if any (but not the number of ordinary shares issuable upon the exercise of options and warrants held by any other Selling Securityholder).

(3)
The number of shares to be sold includes the ordinary shares offered hereby that are held by such Selling Securityholder as of the date of this prospectus and issuable to such Selling Securityholder, but excludes the number of ordinary shares issuable upon the exercise of options and warrants held by such Selling Securityholder, if any.

(4)
The number of ordinary shares owned after the offering is based on the sum of (a) 181,063,746 ordinary shares outstanding as of the date of this prospectus (excluding 17,570,264 ordinary shares held in treasury), plus (b) 1,012,273 ordinary shares issuable pursuant to options exercisable as of the date of this prospectus or within sixty (60) days thereof, plus (c) 19,999,998 ordinary shares issuable to former shareholders of Nexters Global as deferred consideration payable pursuant to the Business Combination Agreement.

(5)
In calculating the percentages, (a) the numerator is the number of warrants held by such Selling Securityholder as of the date of this prospectus, if any; and (b) the denominator is the aggregate number of warrants outstanding as of the date of this prospectus.

(6)
The percentage of warrants owned after the offering is based on 20,249,993 warrants outstanding as of the date of this prospectus.

(7)
Mubadala Investment Company holds its interest in the Company through Thirty Seventh Investment Company LLC. Their registered business address is Al Mamoura Building ‘A’, 15th Street and Muroor Road, PO Box 45005, Abu Dhabi, United Arab Emirates.

(8)
VPE FUND I LP’s registered business address is DD-14-122-011, DD-14-122-012, DD-14-122-013 and DD-14-122-014, Floor 14, Al Khatem Tower, ADGM Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. VPE Capital is the manager and general partner of VPE FUND I LP, which it manages for the benefit of its limited partners.

(9)
The Sponsor’s registered business address is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, VG1110 British Virgin Islands. Based on information reported on a Schedule 13G filed on February 15, 2023, Ivan Tavrin (a former director of the Company) has (i) sole voting power over all of the Company’s ordinary shares held by Kismet Sponsor Limited and (ii) sole dispositive power over all of our ordinary shares held by Kismet Sponsor Limited until February 15, 2025, pursuant to a Special Power of Attorney, dated July 28, 2022 (as reissued on February 15, 2023), executed as a deed by Kismet Sponsor Limited. Accordingly, Mr. Tavrin may be deemed to share beneficial ownership over our ordinary shares owned by Kismet Sponsor Limited. On December 12, 2023, Mr. Tavrin was named to the U.S. Department of Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List (the “SDN List”) pursuant to Executive Order 14024. Accordingly, until such time, if any, that Ivan Tavrin is removed from the SDN List, the Sponsor will be restricted from selling any GDEV securities held by it.

(10)
Andrey Fadeev is Chief Executive Officer, a director and co-founder of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(11)
Boris Gertsovskiy is a co-founder of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(12)
Everix Investments Limited’s registered business address is Spyrou Kyprianou 20, CHAPO CENTRAL, Floor 1, 1075, Nicosia Cyprus. Based on information reported on a Schedule 13G filed on February 14, 2022, each of Dmitrii Bukhman and Igor Bukhman, a director of the Company, has a 50% indirect ownership interest in Everix Investments Limited. As a result, each of Dmitrii Bukhman and Igor Bukhman may be deemed to share voting and dispositive control over 50% of the ordinary shares held by Everix Investments Limited, and thus share beneficial ownership of 50% of such ordinary shares.

(13)
Andrey Chiriskiy is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(14)
Tatiana Kostrikova is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(15)
Oleksandr Morozov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(16)
Dmitrii Philippov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(17)
Anton Reinhold is Chief Operating Officer of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(18)
Nikolay Yastrebov is an employee of Nexters Global Ltd., a wholly owned subsidiary of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(19)
Georgii Kondratev is a former employee of GDEV, whose business address is Classic House, Office 4, 133 Archbishop, Arch. Makarios III Avenue, Limassol 3085, Cyprus.

(20)
Aleksandr Ivanov is a former employee of GDEV, whose business address is 9 Athena Street, 4632, Kolossi, Cyprus.

(21)
Nidelor Limited address is Classic House, Office 4, 133 Archbishop, Arch. Makarios III Avenue, Limassol 3085, Cyprus. Nidelor Limited is wholly owned by Anton Kravets, a former employee of GDEV, who may be deemed to share voting and dispositive control over the securities held by Nidelor Limited, and thus to share beneficial ownership of such securities.

(22)
Vladimir Suchkov is a former employee of GDEV, whose address is Boumpoulinas Street 15, Library Loft’s, Apartment 401, 3032 Agias Trias, Limassol 117452, Cyprus.

(23)
Alexander Karavaev is Chief Financial Officer of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

(24)
Includes (i) 16,500 ordinary shares currently held as of the date of this prospectus and (ii) 400,000 ordinary shares issuable upon the exercise of options that have been granted under the 2021 ESOP and are currently exercisable or exercisable within sixty (60) days.

PLAN OF DISTRIBUTION
Resales of Ordinary Shares and Warrants by Selling Securityholders
We are registering the resale of (i) up to 222,516,619 of our ordinary shares, no par value per share, issued or issuable to the Selling Securityholders (which includes up to 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 of our warrants offered hereby issued to certain of the Selling Securityholders); and (ii) up to 7,750,000 of our warrants issued to certain of the Selling Securityholders.
We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder, except with respect to amounts received by us upon exercise of our warrants to the extent such warrants are exercised for cash. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.
The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or warrants on any stock exchange, market or trading facility on which the shares or warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of shares or warrants:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the ordinary shares or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In connection with the sale of our ordinary shares or warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our ordinary shares or warrants short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares or warrants to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, our ordinary shares or warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the ordinary shares or warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares or warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares or warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ordinary shares and warrants offered by this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
Ordinary Shares Issuable Upon Exercise of Public Warrants
The ordinary shares that issuable upon exercise of our public warrants will be issued directly to holders of our public warrants upon surrender of the warrant certificate on or prior to their expiration, 5:00 p.m., New York City time on August 26, 2026, at the offices of the warrant agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised.

EXPENSES RELATED TO THE OFFERING
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expenses	Amount
SEC registration fee	$0.00
FINRA filing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*
The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
GDEV is a business company incorporated in the British Virgin Islands and therefore, located outside of the United States. Some of GDEV’s directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the United States. A substantial portion of GDEV’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon GDEV or those persons or to enforce against GDEV or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in the British Virgin Islands.

EXPERTS
The consolidated financial statements of GDEV Inc. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Certified Auditors S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of GDEV Inc. as of December 31, 2021, and for the year ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of JSC “Kept” (formerly, JSC “KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Ogier, British Virgin Islands, has passed upon the validity of the securities offered by this prospectus with respect to the ordinary shares and matters of British Virgin Islands law.
Latham & Watkins LLP, has passed upon the validity of the securities offered by this prospectus with respect to the validity of the warrants under New York law.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration on Form F-3, which we have filed with the SEC under the Securities Act, and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. You should read the registration statement and the exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this prospectus for further information with respect to the Company and the securities offered in this prospectus.
We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also maintain an Internet website at https://gdev.inc. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•
our annual report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 29, 2024 (the “2023 20-F”);

•
our report on Form 6-K filed with the SEC on May 28, 2024; and

•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40758) filed with the SEC on August 24, 2021, as updated by the description of our ordinary shares contained in Exhibit 2.7 to our 2023 20-F, including any further amendment or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
GDEV Inc.
55, Griva Digeni
3101, Limassol
Cyprus
Attn: Investor Relations
Tel: +35722580040